Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund 3
333-92284
811-21153


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and
MuniPreferred
shares voting
together as a
class
  <c>MuniPreferred
 shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            2,599,994
                      384
   Against
               151,171
                        40
   Abstain
                 89,909
                          7
   Broker Non-Votes
               827,973
                   1,035
      Total
            3,669,047
                   1,466



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,628,677
                      384
   Against
               128,152
                        40
   Abstain
                 84,245
                          7
   Broker Non-Votes
               827,973
                   1,035
      Total
            3,669,047
                   1,466



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012605.